                                                                    EXHIBIT 25.1


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoint Emilio Castillo, and , or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits, and other related documents, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


        Signature                                        Title                                 Date
---------------------------              ------------------------------------             -------------
/s/ Emilio Castillo                      President, Chief Executive Officer               April 2, 2001
---------------------------              and Director (Principal Executive
Emilio Castillo                          Officer)

/s/ David E. Ziegler                     Chief Financial Officer and Director             April 2, 2001
---------------------------              (Principal Financial and Accounting
David E. Ziegler                         Officer)

/s/ Jakes Jordaan                        Director, Chairman                               April 2, 2001
---------------------------
Jakes Jordaan

/s/ Federico Chavez Peon                 Director                                         April 2, 2001
---------------------------
Federico Chavez Peon

/s/ Luis A. Chico Pardo                  Director                                         April 2, 2001
---------------------------
Luis A. Chico Pardo

/s/Arturo Herrera Barre                  Director                                         April 2, 2001
---------------------------
Arturo Herrera Barre

/s/ Jerry W. Johnson                     Director                                         April 2, 2001
---------------------------
Jerry W. Johnson